Exhibit 99.1

NEWS RELEASE

1583 S. 1700 E. ● Vernal, UT 84078 ● (435)789-0594

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Enters Into New Loan and

Line of Credit Agreement

New facilities extend maturity dates and include more favorable financing terms

VERNAL, UT, August 2, 2023 — Superior Drilling Products, Inc. (NYSE American: SDPI) (“SDP” or the “Company”), a designer and manufacturer of drilling tool technologies, announced that on July 28, 2023, it executed a new credit agreement with Vast Bank, National Association, which included a 5-year, $1.7 million term loan, a 2-year, $750,000 revolving credit line, and a program whereby the lender can purchase certain accounts receivable. The proceeds from the receivables program were used to repay the full amount outstanding under the Company’s existing credit agreement. The funds available through the term loan and the revolving line can be used for working capital and growth capital purposes.

“This new credit agreement extends our maturity dates and includes more favorable financing terms than our previous debt arrangements, which we believe is a reflection of our growing financial strength,” commented Chis Cashion, Chief Financial Officer. “While we expect to continue to generate strong operating cash flow to support our growth strategy, the new credit agreement also provides additional financial flexibility and liquidity.”

The amount available under the revolving line will be the lesser of $750,000 or the borrowing base, which is as of a date 50% of eligible inventory as calculated under the loan agreement. The interest rate on the revolving line will be the greater of prime plus 1.00% or 7.50%. The interest rate on the term loan is fixed at 8.18%.

In addition, in connection with entering into the new loan agreement, the Company entered into business manager agreements for the purchase by the lender of certain domestic and international accounts receivable of the Company. The face amount of the accounts that may be purchased cannot exceed $2.5 million under the domestic agreement and $2.0 million under the international agreement.

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs and sells drilling tools. SDP drilling solutions include the patented Drill-N-Ream® well bore conditioning tool and the patented Strider™ oscillation system technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field service company. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers’ custom products. The Company’s strategy for growth is to leverage its expertise in drill tool technology and innovative, precision machining in order to broaden its product offerings and solutions for the oil and gas industry.

Additional information about the Company can be found at: sdpi.com.

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Superior Drilling Products, Inc. Enters Into New Loan and Line of Credit Agreement

August 2, 2023

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, including, without limitations, the Company’s strategic review process, the continued impact of COVID-19 on the business, the Company’s strategy, future operations, success at developing future tools, the Company’s effectiveness at executing its business strategy and plans, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, and ability to outperform are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, the duration of the COVID-19 pandemic and related impact on the oil and natural gas industry, the effectiveness of success at expansion in the Middle East, options available for market channels in North America, the deferral of the commercialization of the Strider technology, the success of the Company’s business strategy and prospects for growth; the market success of the Company’s specialized tools, effectiveness of its sales efforts, its cash flow and liquidity; financial projections and actual operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, contact investor relations:

Deborah K. Pawlowski / Craig P. Mychajluk

Kei Advisors LLC

716-843-3908 / 716-843-3832

dpawlowski@keiadvisors.com / cmychajluk@keiadvisors.com

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